UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Saga Communications, Inc. (“Annual Meeting”) was held on May 11, 2015.

At the Annual Meeting, the stockholders voted on the following matters:

(1) The six nominees for election as directors for the ensuing year, and until their successors are elected and qualified, received the following votes:

Name	For	Withheld	Broker Non-Votes

Clarke R. Brown, Jr.	13,103,408	46,276	137,213

Edward K. Christian	12,394,659	755,025	137,213

Timothy J. Clarke	13,132,607	21,077	137,213

Roy F. Coppedge, III*	4,698,128	21,216	137,213

David B. Stephens*	4,698,140	21,204	137,213

Gary Stevens	13,085,316	64,368	137,213

____________

*	Elected by the holders of Class A Common Stock.

(2) The proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2015 was approved with 13,268,711 votes cast for, 17,413 votes cast against and 773 abstentions.

(3) The proposal to re-approve the material terms of the Chief Executive Officer Annual Incentive Plan for the purposes described in the proxy statement was approved with 13,124,192 votes cast for, 24,510 votes cast against, 982 abstentions and 137,213 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.

Dated: May 12, 2015	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President and
Chief Financial Officer